                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                            The Earthgrains Company
------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

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    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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    (5) TOTAL FEE PAID:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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

EARTHGRAINS [LOGO]

THE EARTHGRAINS COMPANY
8400 Maryland Avenue
Saint Louis, Missouri 63105



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 17, 1998

TO THE SHAREHOLDERS OF
THE EARTHGRAINS COMPANY:

    We are pleased to notify you that the Annual Meeting of the Shareholders of The Earthgrains Company will be held in Edison Theatre at Washington University's Mallinckrodt Center, off Forsyth Boulevard, Saint Louis, Missouri 63130, on Friday, July 17, 1998 at 10:00 a.m. local time, for the following purposes:

    1. To elect two directors for a three-year term expiring in 2001.

    2. To consider and vote upon a proposal to amend Earthgrains' Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The record date for determining shareholders entitled to notice of and to vote at the meeting is the close of business on May 29, 1998.

    A copy of Earthgrains' Annual Report for fiscal year 1998 accompanies this notice and proxy statement.


                                             By order of the Board of Directors


                                             /s/ Joseph M. Noelker

                                             Joseph M. Noelker
                                             Vice President, General Counsel
                                               and Corporate Secretary

June 15, 1998

          PLEASE DATE AND SIGN THE ACCOMPANYING PROXY FORM AND RETURN
             IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                               EARTHGRAINS [LOGO]

                            THE EARTHGRAINS COMPANY

                                PROXY STATEMENT

    This Proxy Statement is being furnished to all shareholders of record of The Earthgrains Company ("Earthgrains") by its Board of Directors. The Board is using this Proxy Statement to solicit votes on the proxy form which accompanies this Proxy Statement, which votes will be used at the Annual Meeting of Shareholders of Earthgrains (the "Meeting"), to be held on July
17, 1998 and at any adjournment thereof. The purposes of the Meeting, and of the solicitation of votes, is described in the Notice of Annual Meeting of Shareholders which is printed as the first page of this Proxy Statement booklet. If the enclosed proxy form is signed and returned, it may nevertheless be revoked before it has been exercised by taking any of these actions: (i) signing and returning another proxy form bearing a later date, (ii) notifying the Corporate Secretary of Earthgrains in writing at any time before the proxy form is exercised, or (iii) attending the Meeting in person and casting a ballot. Any proxy form returned to Earthgrains will be voted as marked. If the proxy form is signed and returned but, as to any issue, no vote is marked, the proxy will be voted in accordance with the Board's recommendation for that issue, as described in this Proxy Statement. Those recommendations are: FOR the election of the two nominees for directors named in this Proxy Statement, and FOR Item 2 (approval of an amendment to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000).

    A copy of Earthgrains' Annual Report containing financial statements for the fiscal year ended March 31, 1998 has been mailed with this Proxy Statement to each shareholder of record as of the close of business on May 29, 1998.

                              PROXY SOLICITATION

    Votes on proxy forms will be solicited by mail. They may also be solicited by officers and regular employees of Earthgrains, in person or by telephone or mail. The cost of soliciting votes will be borne by Earthgrains, and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners of Earthgrains' common stock. In addition, to assist in the solicitation of votes on proxy forms from banks, brokers, other institutional holders and from other shareholders, Earthgrains has engaged ChaseMellon Shareholder Services, L.L.C. for a fee of $6,500.

         RECORD DATE, VOTING SECURITIES, AND SIGNIFICANT STOCKHOLDERS

    All holders of record on the record date of shares of Earthgrains' common stock, $.01 par value per share ("Common Stock") are entitled to vote at the Meeting. Each shareholder entitled to vote shall have one vote for each share of Common Stock registered in such shareholder's name on the books of Earthgrains as of the record date.

    The record date fixed by the Board of Directors for determining shareholders entitled to vote at the Meeting is the close of business on May 29, 1998. There were 21,455,700 shares of Common Stock outstanding and entitled to vote at the close of business on the record date.

    A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Meeting in order to conduct the election of directors and any other matters properly brought before the Meeting. If such a majority is represented at the Meeting, then the two nominees for director who receive the highest number of the votes cast will be elected. The affirmative vote of the holders of a majority of Earthgrains' outstanding Common Stock is required to approve Item 2. Any other matters require the approving vote of at least a majority of the shares of Common Stock that are actually voted and have the power to vote at the Meeting. Proxies for shares marked "abstain" on a matter will be considered to be represented at the Meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" agents, for which proxies are voted on some but not all matters, will be considered to be represented at the Meeting and voted only as to those matters actually marked on the proxy form.

    As of March 31, 1998, Earthgrains knew of no person or entity reporting to be the beneficial owner of more than 5% of its Common Stock.

                             ELECTION OF DIRECTORS

                            (ITEM 1 ON PROXY FORM)

    Presently seven members serve on the Board of Directors. The Board is divided into three groups, each group as nearly equal in number as possible, serving staggered three-year terms. At this Meeting, two directors in Group II will be elected for a three-year term expiring in 2001.

    Under Earthgrains' Certificate of Incorporation, vacancies in the Board of Directors which may occur during the year may be filled by a majority of the directors then in office, even if those then in office are too few to make a legal quorum. So long as the directors are divided into groups, any director chosen to fill a vacancy shall be of the same group as the director he or she succeeded, and shall hold office until the next election of that group of directors by the shareholders of Earthgrains and until his or her successor is duly elected and qualified.

    Each signed and returned proxy form will be voted for the election of all of the nominees of the Board of Directors named below unless such authority is withheld as to all nominees or as to any specific nominee. Should any nominee become unavailable, for any reason, before the election (which is not anticipated), the proxy form will be voted for substitute person(s) to be selected by the Board of Directors of Earthgrains unless authority to vote for all of the nominees is withheld.

INFORMATION AS TO DIRECTORS, INCLUDING NOMINEES FOR ELECTION

    The Board of Directors has nominated two persons, each of whom is currently a director, for election for a three-year term expiring in 2001. These director nominees are J. Joe Adorjan and Jerry E. Ritter.

    The following information is submitted with respect to the nominees for election and the other directors of Earthgrains:

   TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING IN 2001 (GROUP II DIRECTORS)


              J. JOE ADORJAN                                                     DIRECTOR SINCE 1996
  [PHOTO]     Chairman and Chief Executive Officer of Borg-Warner Security Corporation ("Borg-
              Warner"), a Chicago-based provider of security services. Mr. Adorjan was President and Chief Operating Officer of Borg-Warner from April, 1995 to October, 1995 and has been a Director of Borg-Warner since 1993. He was Chairman and Chief Executive Officer of ESCO Electronics Corporation ("ESCO") from 1990 to 1992. He served as President of Emerson Electric Company from 1993 until April 1995. Mr. Adorjan is also a member of the Board of Directors of ESCO, Illinova Corporation, Goss Graphic Systems, Inc.
              and Hussmann International, Inc. He also serves as the Chairman of the Board of Trustees of Saint Louis University and as a Trustee of The School in Chicago, Illinois. Age: 59

              JERRY E. RITTER                                                    DIRECTOR SINCE 1995
  [PHOTO]     Chairman of the Board of Clark Enterprises--Parent Company of the Saint Louis Blues
              Hockey Club and Kiel Center (the Club's home venue). Mr. Ritter also serves as a consultant to Anheuser-Busch. He was Executive Vice President--Chief Financial and
              Administrative Officer of Anheuser-Busch from 1991 to 1996, and served in several executive capacities at Anheuser-Busch, including Vice President and Group Executive from 1984 to 1990, Vice President--Finance from 1981 to 1983, and Vice
              President--Finance and Treasurer from 1975 to 1981. Mr. Ritter is also a member of the
              Board of Directors of Brown Group, Inc., OmniQuip International, Inc., and The
              Kroll-O'Gara Company. He also serves as the Vice Chairman of the Board of
              Commissioners of the Saint Louis Science Center. Age: 63


                           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                             A VOTE FOR THE ELECTION OF THESE NOMINEES.
                                    ---

                                       3

                     DIRECTORS WHOSE TERM EXPIRES IN 1999 (GROUP III DIRECTORS)

              BARRY H. BERACHA                                                   DIRECTOR SINCE 1993
  [PHOTO]     Chief Executive Officer and Chairman of the Board of Directors of Earthgrains since
              March 1996. From 1976 through March, 1996, he was a Vice President and Group Executive
              of Anheuser-Busch, and during that time served in various positions for various
              Anheuser-Busch subsidiaries. Mr. Beracha is also a member of the Board of Directors of
              Metal Container Company, a subsidiary of Anheuser-Busch, and The American Bottling
              Company, a joint venture between Cadbury Schweppes plc and The Carlyle Group. Mr.
              Beracha also serves as a member of the Board of Trustees of Saint Louis University.
              Age: 56

              PETER F. BENOIST                                                   DIRECTOR SINCE  1996
  [PHOTO]     Senior Executive Vice President, Chief Operating Officer of Mercantile Bank of St.
              Louis since February, 1998. Executive Vice President of Mark Twain Bancshares, Inc.
              from 1984 to 1997; Director of Mark Twain Bancshares, Inc. from 1991 to 1997; Chairman of the Board of Mark Twain Bank from 1986 until June 1996; President of Mark Twain
              Bank from 1986 until 1989; Chairman of Mark Twain Kansas City Bank from 1992 until
              June 1996. Mr. Benoist is Director of Ecumenical Housing Production Corp.; Director
              and Vice Chairman of St. Louis Priory; Trustee of Maryville University; and Director
              of St. Louis Equity Fund. Age: 50

              MAXINE K. CLARK                                                    DIRECTOR SINCE 1996
  [PHOTO]     President and Chief Executive Officer of The Build-A-Bear Workshop, a children's entertainment retail company. Since 1996, Ms. Clark has been President and Chief
              Executive Officer of Smart Stuff, Inc., a Saint Louis retail and business consulting firm, and the developer of The Build-A-Bear Workshop. She was President and Chief
              Merchandising Officer of Payless ShoeSource, Inc. from 1992 until 1996, and Executive
              Vice President for Venture Stores, Inc. from 1988 until 1992. Ms. Clark also is a member of the Board of Directors of Tandy Brands Accessories, Inc., Wave Technologies
              and Department 56, Inc. Ms. Clark serves as a member of the Board of Trustees of the
              University of Georgia Foundation; as a member of the Advisory Board for The Hatchery,
              Washington University; and as a member of the Advisory Board for the Greater Saint
              Louis Council of Girl Scouts. Age: 49


                      DIRECTORS WHOSE TERM EXPIRES IN 2000 (GROUP I DIRECTORS)

              JAIME IGLESIAS                                                     DIRECTOR SINCE 1996
  [PHOTO]     Retired since March, 1996. From January 1993 to March 1996, Mr. Iglesias was
              Chairman of the Board of Anheuser-Busch Europe Inc. ("ABEI"), which is a subsidiary of Earthgrains' former parent company, Anheuser-Busch Companies, Inc.
              ("Anheuser-Busch"). He was Chief Executive Officer of ABEI from 1989 until March
              1996 and President of ABEI from 1988 until March 1996. Mr. Iglesias was appointed
              President--International Operations of Earthgrains and prior to that served as
              Earthgrains' Vice President--International from 1983 to 1996. He was also Chairman and
              President of Bimbo and President and Senior Vice President--Europe of Anheuser-Busch's
              subsidiary, Anheuser-Busch International, Inc., ("ABII") and has served in such capacities since 1978 and March 1996, respectively. He also served as President and
              Managing Director--Europe of ABII from 1988 until March 1996. Age: 67

              WILLIAM E. STEVENS                                                 DIRECTOR SINCE 1996
  [PHOTO]     Executive Vice President of Mills & Partners since 1996. Mr. Stevens was President,
              Chief Executive Officer and a member of the Board of Directors of United Industries
              Corporation from 1989-1996. Prior to 1989, Mr. Stevens was Executive Vice President
              and a member of the Board of Directors of Black & Decker Corporation. He also serves on the Board of Directors of McCormick & Company, Inc. Age: 55


BOARD OF DIRECTORS MEETINGS, COMMITTEES, AND COMPENSATION

  CERTAIN STANDING COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has a Compensation and Human Resources Committee and an Audit and Finance Committee, but no standing nominating committee.

    Compensation and Human Resources Committee

    Members of the Compensation and Human Resources Committee of the Board of Directors are J. Joe Adorjan, Maxine K. Clark and Jerry E. Ritter, with Mr. Adorjan serving as Chairman. The Compensation and Human Resources Committee considers and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of Earthgrains and to other officers and upper-management employees of Earthgrains and its subsidiaries.

    Audit and Finance Committee

    Members of the Audit and Finance Committee are Peter F. Benoist, Jaime Iglesias and William E. Stevens, with Mr. Benoist serving as Chairman. The Audit and Finance Committee is responsible for recommending to the Board the selection of independent accountants, for reviewing the scope and results of the independent audit and the internal audit function, for the general oversight of Earthgrains' financial reporting, and for the consideration of any recommendations of the independent accountants and internal audit regarding internal controls and other matters. The Committee is also responsible for reviewing Earthgrains' financial plans and policies related to borrowings, dividends and capital structure.

  MEETINGS

    During fiscal year 1998, the Board of Directors met six times. In that same period, both the Compensation and Human Resources Committee and the Audit and Finance Committee met five times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served during the period that he or she served.

  COMPENSATION OF DIRECTORS


    Any director who was also an employee of Earthgrains did not receive additional compensation for service as a director. For fiscal year 1998, directors of Earthgrains who were not employees of Earthgrains or its subsidiaries were paid an annual fee of $20,000 and a fee of $1,500 for each Board of Directors meeting they attended. In addition, each such director was paid $750 for attendance at a committee meeting or for any other meeting where less than a quorum was present. The Chairpersons of the Committees each received an annual fee of $3,500. Non-employee directors received 25% of their annual compensation in Common Stock and, at their election, may have received up to 100% of their annual compensation in Common Stock. Each original non-employee director, upon becoming a director, received an initial grant of 1,000 shares of Common Stock and each non-employee director will automatically receive annual grants of 200 shares of Common Stock. The initial 1,000 and automatic
200 share grants are subject to transfer restrictions which lapse after 10 years or, if earlier, when the director leaves the Board (other than upon removal by shareholders) or upon a change in control of Earthgrains.


                                  STOCK SPLIT

    On May 26, 1998 Earthgrains announced a two-for-one stock split for shareholders of record as of July 10, 1998, effective July 20, 1998. This stock split will be the second stock split for Earthgrains. The first stock split, also two-for-one, was effective July 28, 1997. All references to the number of shares of Earthgrains' Common Stock and all prices per share in this Proxy Statement are reported to reflect the first stock split, but not the second stock split, except as discussed in Item 2.

                       SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information concerning the beneficial ownership of Earthgrains' Common Stock as of March 31, 1998, for each director and nominee for director, each of the executive officers named in the Summary Compensation Table (see page 11 below), and all directors and executive officers as a group. Except as otherwise noted, the individuals have sole voting and investment power with respect to such securities. Included are numbers of shares which were beneficially owned on March 31, 1998 or may be acquired within 60 days after that date pursuant to exercisable employee stock options.

                        COMMON STOCK BENEFICIALLY OWNED

                             NUMBER
                               OF               % OF SHARES
NAME                         SHARES             OUTSTANDING
----                         ------             -----------
Barry H. Beracha.........    487,566<F1>            2.24%

J. Joe Adorjan...........      5,271<F2>            <F*>

Peter F. Benoist.........      4,505<F3>            <F*>

Maxine K. Clark..........      2,479<F4>            <F*>

Jaime Iglesias...........      5,220<F5>            <F*>

Jerry E. Ritter..........      9,363<F6>            <F*>

William E. Stevens.......      5,004<F7>            <F*>

John W. Iselin, Jr.......     85,973<F8>            0.40%

Xavier Argente...........     37,479<F9>            0.17%

William H. Opdyke........     40,653<F10>           0.19%

Barry M. Horner..........     27,409<F11>           0.13%

All directors and
  executives officers as
  a group (22 persons)...    921,434<F12>           4.26%

--------
 <F*> Person beneficially owns less than 0.1% of Earthgrains' outstanding
      Common Stock.

 <F1> Includes 227,310 shares subject to currently exercisable stock options,
      166,666 shares of restricted stock, subject to forfeiture, and 18,392 shares owned indirectly by Mr. Beracha through his 401(k) plan accounts. Also includes 2,400 shares owned by children of Mr. Beracha, the beneficial ownership of which is disclaimed.

 <F2> Includes 1,400 shares of restricted stock, subject to transfer restrictions.

 <F3> Includes 1,400 shares of restricted stock, subject to transfer restrictions.

 <F4> Includes 1,400 shares of restricted stock, subject to transfer restrictions.

 <F5> Includes 1,400 shares of restricted stock, subject to transfer restrictions.

 <F6> Includes 1,400 shares of restricted stock, subject to transfer restrictions and 800 shares owned by Mr. Ritter's wife, the beneficial ownership of which is disclaimed.

 <F7> Includes 1,400 shares of restricted stock, subject to transfer restrictions and 1,000 shares held in an irrevocable trust for the benefit of Mr. Stevens' children, the beneficial ownership of which is disclaimed.

 <F8> Includes 47,334 shares subject to currently exercisable stock options,
      35,834 shares of restricted stock, subject to forfeiture and 695 shares owned indirectly by Mr. Iselin through his 401(k) plan accounts.

 <F9> Includes 26,867 shares subject to currently exercisable stock options and
      9,166 shares of restricted stock, subject to forfeiture.

<F10> Includes 19,611 shares subject to currently exercisable stock options,
      19,166 shares of restricted stock, subject to forfeiture, and 1,514 shares owned indirectly by Mr. Opdyke through his 401(k) plan accounts.

<F11> Includes 14,200 shares subject to currently exercisable stock options,
      12,084 shares of restricted stock, subject to forfeiture, and 967 shares owned indirectly by Mr. Horner through his 401(k) plan accounts.

<F12> Includes shares subject to currently exercisable stock options, restricted stock and shares owned indirectly through 401(k) plan accounts and otherwise.

            INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                            (ITEM 2 ON PROXY FORM)

    The Board of Directors has directed that there be submitted to the shareholders a proposal to approve an amendment (the "Amendment") to Article FOURTH of the Amended and Restated Certificate of Incorporation of Earthgrains (the "Certificate") so as to increase the number of shares of $.01 par value Common Stock which Earthgrains has authority to issue from 50,000,000 to 150,000,000. The number of preferred shares authorized would not be changed by this Amendment, nor would the par value of either the common or the preferred shares be affected in any way.

    As of March 31, 1998, 21,667,464 shares of Common Stock were issued (including 168,600 shares held in the Treasury) and an aggregate of 2,676,802 shares were reserved for issuance pursuant to Earthgrains' various stock plans. Therefore, as of such date, 25,655,734 shares were authorized and available for issuance. However, when the stock split becomes effective July 20, 1998, approximately 43,334,928 shares will be issued and 5,353,604 shares will be reserved for issuance pursuant to stock plans. Under the current Certificate, less than two million shares (approximately 1,311,468) will be authorized and available for issuance unless the Amendment is approved. If the proposed Amendment is approved, in the aggregate there will be approximately 101,311,468 shares of Common Stock available for issuance after the split.

    The additional shares of Common Stock for which authorization is sought herein would be identical to the shares of Common Stock now authorized under the Certificate. The authorized shares will be used from time to time in connection with stock dividends or splits, capital raising, future acquisitions, employee benefit plans and other stock requirements of Earthgrains. Having such additional authorized shares of Common Stock available for issuance in the future will give Earthgrains greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. All authorized but unissued shares of Common Stock, including the additional shares of Common Stock authorized by the Amendment, will be available for issuance without further authorization of the shareholders, unless, as in the case of executive stock plans, such action is required by applicable law or the rules of a stock exchange on which Earthgrains' Common Stock may be listed.

    Shareholders have no preemptive rights to acquire shares issued by Earthgrains under its existing Certificate, and shareholders would not acquire any such rights with respect to the additional shares under the proposed Amendment to the Certificate. Under some circumstances, issuance of additional shares of Common Stock could dilute voting rights, equity and earnings per share of existing shareholders. The authorization or issuance of the additional shares would not otherwise affect the legal rights of the shareholders of the outstanding shares of Common Stock.

    The increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of Earthgrains more difficult. The Board of Directors' purpose in recommending this proposal is not as an anti-takeover measure, but for the reasons discussed above.

    The Board of Directors believes that it is in the best interests of Earthgrains and its shareholders to increase the number of authorized but unissued shares of its Common Stock. The increase will provide a reserve of shares available for issuance upon sole authorization of the Board of Directors for any general corporate purpose.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of Earthgrains' outstanding Common Stock is required to approve the proposed increase in the authorized shares. If the proposed Amendment is approved, the first sentence of Article FOURTH of the Certificate will be as follows:

        FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 160,000,000, 150,000,000 of which shares shall be Common Stock having a par value of $.01 per share, and 10,000,000 of which shares shall be Preferred Stock, having a par value of $.01 per share.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE
                                             ---
   CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                            EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE FOR FISCAL YEAR 1998

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee") of Earthgrains is comprised entirely of independent, non-employee directors. The Committee operates under the authority delegated to it by the Board. The Committee's responsibilities include review and approval of salary, annual incentives, long-term incentives and other compensation for executive officers, including the Chief Executive Officer (the "CEO"). The Committee also administers Earthgrains' employee incentive programs. The following discussion summarizes the philosophies and methods which guide the Committee in carrying out its responsibilities.

  COMPENSATION PHILOSOPHY

    Earthgrains' principal goal is to maximize shareholder value. Accordingly, the Committee's paramount objective is to strengthen and monitor the connection between executive compensation and the creation of value by Earthgrains. The Committee endeavors to accomplish this through a compensation program that attracts, motivates and retains top executive talent, and that rewards those executives for maximizing the key elements of Earthgrains' economic value.

    Earthgrains' executive officers are eligible for both fixed and variable (based on performance) components of compensation. In determining the structure and design of these pay components as well as how much is awarded under each component, the Committee considers several principles:

    * To attract, motivate and retain key executives, the total compensation package must be competitive with median practices in the commodity and branded segments of the food industry.

    * Both annual and long-term incentives must be utilized to achieve Earthgrains' financial performance objectives.

    * All Earthgrains' awards will be aligned with maximizing the economic value of Earthgrains.

    * Each component of compensation available to executives will be clearly communicated to them, as will the performance required to earn variable components of compensation. Such communication is essential to an effective compensation program.

    The Committee reviews compensation based on these principles, Earthgrains' performance and competitive practices. As part of its review, the Committee looks at compensation of a broad group of companies in the food industry (the "survey companies"), including but not limited to the companies included in the S&P Food Index, as reflected in Earthgrains' stock price performance graph on page 15.

    Qualifying compensation for tax deductibility under the Internal Revenue Code is favored by the Committee; Section 162(m) limits to $1 million the annual deduction a publicly held corporation may take for compensation paid to any executive, except with respect to certain performance-based compensation. However, tax savings are but one consideration among many in the executive compensation equation, and will not be solely determinative where the Committee, in its discretion, finds other considerations to be more important.

  COMPENSATION PROGRAM COMPONENTS

    During the last fiscal year, Earthgrains' executives were eligible for three compensation components: (1) base salary, (2) annual incentive, and (3) equity-based incentives. In general, base salary is set in advance but can be adjusted periodically at the discretion of the Committee; annual and equity-based incentives are awarded at the discretion of the Committee. The following discussion outlines the factors the Committee considers and applies when awarding each of the three components.

  BASE SALARY

    Each executive's base salary, including that of the CEO, was initially established to reflect:

    * The executive's experience and the responsibilities attendant to the position; and

    * The median base salaries paid to executives in comparable positions at the survey companies.

    The base salaries of the named executive officers, other than Mr. Argente, were governed by their respective employment agreements. In determining such base salaries, the Committee took into account the factors outlined above. Mr. Argente's agreement contains a minimum annual base sum that serves as a floor amount for his annual salary.

    The Committee will review base salaries annually. In evaluating whether an adjustment to an executive's base salary is appropriate, the Committee considers the pay levels at the survey companies and Earthgrains' overall financial performance during the prior fiscal year including such measures as:

    * Sales volumes and market share performance;

    * Operating and net income margin trends;

    * Growth in earnings and cash flow per share;

    * Returns on capital and equity; and

    * Appreciation in value of common shares.

    Special consideration may be given to performance measures that bear a close relationship to an executive's particular duties, as well as to the complexity of an individual's responsibilities and the executive's immediate supervisor's evaluation as to how well those responsibilities were discharged. The Committee, however, does not employ a precise formula in adjusting base salaries and to this extent the determination involves some degree of subjectivity. In accordance with the foregoing, the Committee increased the base salaries of executive officers, including the named executive officers, in the last fiscal year by an average of 7.0% (5.4% can be attributed to merit increases; the remainder to equity adjustments).

  ANNUAL INCENTIVE

    Annual incentives are targeted at the median annual bonuses paid to the executives occupying comparable positions at the survey companies and are based on the performance of both Earthgrains and the individual executive. The Committee established a targeted annual incentive for each executive officer ranging from 30% to 55% of the executive's base salary. Assuming that Earthgrains' performance is at least 80% of the annual performance goal the actual bonus payable to any executive may range from 40% to 168% of the target bonus.

    For the last fiscal year, bonuses for executive officers were determined on the basis of Earthgrains' earnings before interest expense and income taxes ("EBIT ") compared with a target established by the Committee. Bonuses for executive officers assigned to the Earthgrains' domestic operations were determined in part on the basis of domestic EBIT for those operations and bonuses for executive officers assigned to international operations were determined in part on the basis of international EBIT for those operations.

    For the last fiscal year, Earthgrains exceeded its target EBIT goal. Executive officers became eligible for annual bonuses ranging from 58%-148% of their target annual bonuses. The bonuses were then adjusted for all executive officers based on the Committee's assessment of individual performance. This assessment was discretionary and took into account a number of factors that varied from individual to individual. No specific weight was given to any particular factor. After taking into account these individual adjustments, annual bonuses were awarded to executives that were, on average, 144.8% of target bonuses.

  EQUITY-BASED INCENTIVES

    Earthgrains continues to use stock options, and has used restricted stock as a means of retaining and motivating executives over the long term, and creating a commonality of interest between executives and shareholders. An executive's background, position, responsibilities, and individual performance are relevant to the Committee's decision whether to make an award to an executive, as well as to the amount and composition of any such award. Because awards involve the Committee's estimation of an individual executive's potential to contribute to Earthgrains' long-term performance, the Committee considers certain subjective factors in addition to certain objective factors.

  OTHER MID TO LONG TERM INCENTIVES

    At the 1997 Annual Meeting, shareholders approved Earthgrains' Exceptional Performance Plan (the "EPP"), which had been adopted by the Board on May 2, 1997. Also on May 2, 1997, a subcommittee of the Committee established the 1998 Cash Incentive Program (the "1998 Program"). Approximately 200 key executives of Earthgrains, including the named executive officers, are currently designated as participants. The performance period for the 1998 Program began on March 26, 1997 and terminates on March 25, 2002, the last day of fiscal year 2002, unless the performance goals are achieved earlier. The performance goals of the 1998 Program are tied to both a cash flow measure and a return on capital measure, and the bonus each executive will receive depends on the applicable bonus formula amount and the extent to which the performance goals are achieved. The performance period for the 1998 Program has not elapsed; no bonuses were awarded to any executives under the 1998 Program during fiscal year 1998.

  CEO COMPENSATION

    The factors used to evaluate Mr. Beracha's perfomance were his continued success in transitioning Earthgrains from an Anheuser-Busch subsidiary to a thriving independent company, the development of sound strategic and operating plans, improvements in Earthgrains' operating performance, and the resulting improvement in Earthgrains' stock price. No specific weighting was assigned to these factors.

    Mr. Beracha's compensation is governed, in part, by his employment agreement with Earthgrains. Pursuant to his employment agreement, Mr. Beracha received a base salary of $549,960 for the last fiscal year. The majority of Mr. Beracha's bonus for the last fiscal year was paid pursuant to the 1998 CEO Cash Incentive Program (the "1998 CEO Program"), established by a subcommittee of the Committee under the EPP on June 13, 1997. The performance period for the 1998 CEO Program was fiscal year 1998. Mr. Beracha's 1998 CEO Program bonus was tied to both Earthgrains' and Mr. Beracha's performance, using a cash flow measure and a return on capital measure. Mr. Beracha's bonus pursuant to the 1998 CEO Program was $300,000. His total bonus for the last fiscal year was $445,000. The additional $145,000 was related to Mr. Beracha's employment agreement with Earthgrains.

  EXECUTIVE STOCK OWNERSHIP

    The Committee believes that it is important for every executive to have an ownership interest in Earthgrains that is significant relative to the executive's base salary. Accordingly, Earthgrains adopted minimum stock ownership guidelines for executive officers, which guidelines are expected to be implemented over the next several years.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

J. Joe Adorjan, Chair

Maxine K. Clark

Jerry E. Ritter

SUMMARY COMPENSATION TABLE

    The table below summarizes the compensation paid by Earthgrains for services rendered by the named executive officers during fiscal years 1997 and 1998.


                                             SUMMARY COMPENSATION TABLE

                                                     ANNUAL
                                                COMPENSATION<F1>            LONG TERM COMPENSATION
                                              ---------------------      ----------------------------
                                                                         RESTRICTED     SECURITIES        ALL OTHER
           NAME AND              FISCAL                                     STOCK       UNDERLYING         COMPEN-
      PRINCIPAL POSITION          YEAR        SALARY      BONUS<F2>      AWARDS<F3>    OPTIONS(#)<F4>     SATION<F5>
      ------------------         ------       ------      ---------      ----------    --------------     ----------
Barry H. Beracha..............     1998      $549,960      $445,000      $    - 0 -        15,000          $31,866
Chairman of the Board & Chief      1997       500,004       300,000       2,583,323       475,266           25,504
  Executive Officer

John W. Iselin, Jr............     1998       257,400       155,956           - 0 -         6,250           10,437
Executive Vice President           1997       245,040       156,194         555,427        79,500            6,562
  (Domestic Baking)

Xavier Argente<F6>............     1998       216,247        51,285           - 0 -         5,250            2,347
Executive Vice                     1997       233,245        89,333         174,620        68,800            1,713
  President--Bimbo

William H. Opdyke.............     1998       195,900       108,553           - 0 -         5,000           10,373
Executive Vice President           1997       190,008       100,912         297,073        33,416            9,209
  (Refrigerated Dough
  Products)

Barry M. Horner...............     1998       190,800        88,979           - 0 -         4,400            8,499
Vice President--Bakery             1997       173,750        85,376         187,302        25,100            6,554
Operations

--------
<F1> Salary and bonus amounts include any amounts deferred under Earthgrains'
     Executive Deferred Compensation Plan. If a change in control of Earthgrains occurred, the entire amount accrued on behalf of a participant would be paid to the participant in a single lump sum within 30 days of the date of the change in control. If an excise tax were imposed on a participant's accrued benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no such excise tax had been imposed.

<F2> For fiscal year 1997, bonus amounts for Messrs. Iselin, Opdyke and Horner include one-time retention bonuses of $38,800, $31,500, and $20,700, respectively. For fiscal year 1998, $300,000 of Mr. Beracha's bonus was paid pursuant to the 1998 CEO Program under the Exceptional Performance Plan.

<F3> Earthgrains did not award any Restricted Stock to the named executive officers during fiscal year 1998. The 1996 Stock Incentive Plan, as
     Amended and Restated to reflect a two-for-one stock split effective July
     28, 1997, currently authorizes grants of 333,102 shares of Restricted
     Stock. At this time, all such shares have been granted to the named executive officers and other eligible employees under the Plan. Non-preferential dividends are paid on Restricted Stock. The Compensation and Human Resources Committee of the Board may accelerate the vesting of a Restricted Stock award at any time, and all shares of Restricted Stock automatically vest upon the recipient's death or upon disability, as that term is defined in the Plan. If certain events occur which would result in a change in control of Earthgrains, all shares of Restricted Stock become nonforfeitable and freely transferable (except for restrictions imposed by applicable federal and state securities laws), and all previously unsatisfied conditions to unrestricted ownership lapse. The number of shares and value of Restricted Stock holdings as of March 31, 1998 for Messrs. Beracha, Iselin, Argente, Opdyke and Horner are 166,666 and $7,364,554; 35,834 and $1,583,415; 9,166 and $405,023; 19,166 and $846,898; and 12,084
     and $533,962, respectively.

<F4> Awards for fiscal year 1997 have been adjusted to reflect the two-for-one stock split effective July 28, 1997.

<F5> Includes matching contributions made by Earthgrains pursuant to its 401(k)
     and 401(k) restoration plans for the accounts of Messrs. Beracha, Iselin, Opdyke and Horner of $15,912, $7,522, $5,362 and $5,324, respectively, and amounts imputed as income for federal income tax purposes under Earthgrains' life insurance plan for Messrs. Beracha, Iselin, Argente, Opdyke and Horner of $15,954, $2,915, $2,347, $5,011 and $3,175,
     respectively for fiscal year 1998. Mr. Argente is not eligible to participate in Earthgrains' 401(k) and 401(k) restoration plans. In the event of a change in control of Earthgrains, the unvested portion of a participant's 401(k) account will immediately become 100% non-forfeitable, and the entire amount accrued in the 401(k) restoration plan on behalf of a participant will be paid in a single lump sum within 30 days of the date of the change in control.

                                      11


<F6> Mr. Argente's salary and the majority of his bonus are paid in Spanish pesetas. The dollar values listed in the table above represent the approximate U.S. dollar amounts Mr. Argente would have received based on the average conversion rate of 148.58 and 128.62 Spanish pesetas to one U.S. dollar for fiscal years 1998 and 1997, respectively.

                                               OPTION GRANTS IN LAST FISCAL YEAR

                                             % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                              NUMBER OF        OPTIONS                                        ANNUAL RATES OF STOCK PRICE
                               SHARES        GRANTED TO                                              APPRECIATION
                             UNDERLYING       EMPLOYEES      EXERCISE                             FOR OPTION TERM<F3>
                               OPTIONS        IN FISCAL      PRICE PER    EXPIRATION     -------------------------------------
          NAME               GRANTED<F1>    YEAR 1998<F2>      SHARE        DATE           0%           5%              10%
          ----               -----------    -------------    ---------    ----------     -----       --------       ----------
Barry H. Beracha.........     15,000            5.83%        $43.4688      3/12/08       - 0 -       $410,059       $1,039,171

John W. Iselin, Jr.......      6,250            2.43%        $43.4688      3/12/08       - 0 -        170,858          432,988

Xavier Argente...........      5,250            2.04%        $43.4688      3/12/08       - 0 -        143,521          363,710

William H. Opdyke........      5,000            1.94%        $43.4688      3/12/08       - 0 -        136,686          346,390

Barry M. Horner..........      4,400            1.71%        $43.4688      3/12/08       - 0 -        120,284          304,824

--------
<F1> All options granted to the named executive officers were granted on March
     13, 1998. The options become exercisable in three equal parts on the first, second and third anniversaries of the grant date; however, the Compensation and Human Resources Committee of the Board is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death, or the optionee's disability or retirement as those terms are defined in the 1996 Stock Incentive Plan and its agreements, or if certain events occur which would result in a change in control of Earthgrains.

<F2> Based on option grants for 257,185 shares of Earthgrain's Common Stock to
     203 employees in fiscal year 1998.

<F3> The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation of Earthgrains' Common Stock. If the value of Earthgrains' Common Stock does not appreciate, the options will be valueless. The assumed 5% annual rate of appreciation would result in the market price of Earthgrains' Common Stock increasing from: $43.4688 to $70.8100. The assumed 10% annual rate of appreciation would result in an increase from $43.4688 to $112.7500.

                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                   FISCAL YEAR END OPTION VALUES

                                                                                   NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                                                      UNDERLYING                  IN-THE-MONEY
                                                                                 UNEXERCISED OPTIONS           OPTIONS AT FISCAL
                                  SHARES ACQUIRED ON                              AT FISCAL YEAR END            YEAR END<F2><F3>
               NAME                  EXERCISE<F1>       VALUE REALIZED<F2>    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
               ----               ------------------    ------------------    -------------------------    -------------------------
Barry H. Beracha...............         70,000              $2,163,441            227,310/192,956            $6,352,376/4,726,848

John W. Iselin, Jr.............          - 0 -                   - 0 -             47,334/ 38,416             1,305,495/  810,747

Xavier Argente.................          - 0 -                   - 0 -             26,867/ 47,183               611,596/  886,212

William H. Opdyke..............          - 0 -                   - 0 -             19,611/ 18,805               537,431/  344,549

Barry M. Horner.................         - 0 -                   - 0 -             14,200/ 15,300               382,637/  263,113

--------
<F1> Shares acquired reflect the two-for-one stock split effective July 28,
     1997.

<F2> Value before income taxes payable as a result of exercise.

<F3> The closing price of Earthgrains' Common Stock on March 31, 1998 was
     $44.1875 per share.

                                      12

LONG-TERM INCENTIVE PLANS

    At last year's Meeting, shareholders approved Earthgrains' Exceptional Performance Plan (the "EPP"), which had been adopted by the Board on May 2, 1997. The EPP provides a framework through which key executives, including the named executive officers, can receive appropriate cash bonuses for exceptional performance over a measured performance period which may be longer than Earthgrains' fiscal year. Also on May 2, 1997, a subcommittee of the Compensation and Human Resources Committee of the Board (the "Committee"), established the 1998 Cash Incentive Program under the EPP (the "1998 Program"). On June 13, 1997, the subcommittee of the Committee established the 1998 CEO Cash Incentive Program (the "1998 CEO Program") under the EPP.

    Information regarding the 1998 Program is provided in the table below. Since the performance period of the 1998 CEO Program was fiscal year 1998, Mr. Beracha's cash bonus pursuant to the 1998 CEO Program is reported in the Summary Compensation Table on page 11. While the 1998 Program and the 1998 CEO Program are the only Programs currently established under the EPP, the Committee is authorized to, and may, establish additional EPP Programs.

                         LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                    ESTIMATED FUTURE PAYOUTS UNDER
                                                                     NON-STOCK PRICE-BASED PLANS
                                    PERFORMANCE OR OTHER                     <F3><F4><F5>
                                        PERIOD UNTIL           ---------------------------------------
                                    MATURATION OR PAYOUT       THRESHOLD        TARGET         MAXIMUM
             NAME                       <F1><F2><F3>              ($)             ($)            ($)
             ----                   --------------------       ---------       ---------       -------
    Barry H. Beracha..........         March 25, 2002              --          274,980 -          --
                                                                               549,960

    John W. Iselin, Jr........         March 25, 2002              --          128,700 -          --
                                                                               257,400

    Xavier Argente............         March 25, 2002              --          102,398 -          --
                                                                               204,797

    William H. Opdyke.........         March 25, 2002              --           97,950 -          --
                                                                               195,900

    Barry M. Horner...........         March 25, 2002              --           95,400 -          --
                                                                               190,800

--------
<F1> The performance period is subject to earlier termination if both the primary and secondary performance goals are met.

<F2> Because the applicable performance period has not elapsed and performance goals have not been attained, it is not possible to determine if performance goals triggering bonuses will be met. Even assuming performance goals were achieved, predicting bonus amounts would remain impossible because the Committee has discretion to reduce the bonuses of covered employees below bonus formula amounts and may otherwise adjust amounts payable to non-covered employees from bonus formula amounts.

<F3> In the event of a change in control of Earthgrains, the Committee has the authority to make adjustments to the performance goals, performance periods and bonus formulas to prevent or limit the forfeiture of bonuses under EPP Programs. Under the existing Programs, the Committee (or its subcommittee as appropriate) has exercised its discretion under the EPP to require payment of maximum bonuses upon a change in control.

<F4> Program performance goals are tied to both a cash flow measure and a return on capital measure. Bonus formula amounts range from 25%-50% of fiscal year 1998 salary for some covered employees and from 50%-100% of fiscal year 1998 salary for other covered employees, including the named executive officers, depending on the extent to which performance goals are achieved.

<F5> Representative target amounts are based on the bonus formula range of
     50%-100% of fiscal year 1998 salaries because target awards are not currently determinable.

PENSION PLAN

                                    PENSION PLAN TABLE

                                        YEARS OF CREDITED SERVICE
                 -----------------------------------------------------------------------
COMPENSATION       15          20          25          30          35        40 AND OVER
------------     -------     -------     -------     -------     -------     -----------
 $ 100,000        41,820      48,759      55,698      62,637      69,576        76,515

   200,000        56,947      68,079      83,333     100,000     101,356       112,458

   300,000        75,000     100,000     125,000     150,000     150,000       150,000

   400,000       100,000     133,333     166,667     200,000     200,000       200,000

   600,000       150,000     200,000     250,000     300,000     300,000       300,000

   800,000       200,000     266,667     333,333     400,000     400,000       400,000

 1,000,000       250,000     333,333     416,667     500,000     500,000       500,000

    Earthgrains adopted The Earthgrains Company Pension Plan (the "Pension Plan") effective as of April 1, 1996. The Pension Plan is a defined benefit pension plan intended to comply with the requirements of Section 401(a) of the Internal Revenue Code. Under the Pension Plan, eligible employees receive a benefit based on final average pay and accumulated benefit credits. The benefit is paid in a lump sum or annuity payments for life. Final average pay is the highest five consecutive complete calendar years of pay out of the last ten complete calendar years of pay. "Pay" is all compensation received by a participant excluding bonuses and other forms of compensation which are specifically excluded under the terms of the Pension Plan. Benefit credits are earned according to the following schedule:

AGE                                    ANNUAL BENEFIT CREDIT
-----------------------------------    ---------------------
Up to 50...........................              12%

51-53..............................              13%

54-56..............................              14%

57-59..............................              15%

60 and over........................              16%


    The Pension Plan Table above presents the estimated annual pension benefits payable to a covered participant at normal retirement age (age 65) under the Pension Plan, as well as all nonqualified supplemental pension plans, based on pay that is covered under the plans and years of service with Earthgrains. These benefit amounts will be offset by Social Security benefits payable at age 65 and a prior plan benefit for service prior to March 26, 1996. However, benefits offset by the prior plan will never be less than the benefits calculated using service after March 26, 1996 with no offset for the prior plan. In the event of a change in control of Earthgrains, a participant's accrued benefits will immediately become 100% non-forfeitable, and all benefits accrued under any nonqualified supplemental pension plans become payable in a single lump sum within 30 days of the date of the change in control.

    The years of credited service and the compensation covered under the Pension Plan for each of the named executive officers are as follows: Barry H. Beracha, 29 years and $519,000; John W. Iselin, Jr., 17 years and $245,000; William H. Opdyke, 17 years and $192,000; and Barry M. Horner, 27 years and $180,000. Xavier Argente is not eligible to participate in the Pension Plan or the nonqualified supplemental pension plans.

STOCK PRICE PERFORMANCE

    The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) Earthgrains Common Stock, (b) the S&P 1500 Stock Index, and (c) the S&P Food Index. Both of the Indices are weighted by capitalization. The S&P 1500 Stock Index is comprised of 500 companies with large capitalization, 400 companies with medium capitalization and 600 companies with small capitalization and reflects the performance of those 1500 publicly traded companies. The S&P Food Index reflects the performance of 13 publicly traded companies, the primary line-of-business of each of which is food products.

                         STOCK PRICE PERFORMANCE GRAPH



                            CUMULATIVE TOTAL RETURN
                          BASED ON INVESTMENT OF $100
                       MARCH 27, 1996 -- MARCH 31, 1998




                                    [GRAPH]





                                        DOLLAR VALUE<F*> OF $100 INVESTMENT AT
                                  ---------------------------------------------------

                                  MARCH 27, 1996     MARCH 25, 1997    MARCH 31, 1998
                                  --------------     --------------    --------------
The Earthgrains Company               100.00             169.72            293.26

S&P 1500 Stock Index                  100.00             122.66            174.55

S&P Food Index                        100.00             128.26            176.58


--------
<F*> The graph and table above show the values of $100 invested in Earthgrains'
     Common Stock, the S&P 1500 Stock Index, and the S&P Food Index, assuming reinvestment of all dividends. March 27, 1996 was the first day on which Earthgrains' Common Stock opened for trading on the New York Stock Exchange.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Messrs. Beracha, Iselin, Argente, Opdyke and Horner have employment agreements with Earthgrains.

    Mr. Beracha's employment agreement provides that he became the Chief Executive Officer of Earthgrains effective on March 26, 1996. The current employment agreement ends on March 31, 2001, but may be extended by mutual agreement. Mr. Beracha's agreement provides for a base salary of $500,004 per year which is subject to adjustment, except that his salary may not be adjusted downward during the current term of the agreement. If Mr. Beracha becomes disabled, incapacitated or dies during the term of his employment agreement, he or his revocable living trust or estate will receive his base salary through March 31, 2001.

    Messrs. Iselin, Opdyke and Horner have entered into employment agreements with Earthgrains, pursuant to which they hold the positions of Executive Vice President (Domestic Baking), Executive Vice President (Refrigerated Dough Products) and Vice President--Bakery Operations, respectively. Messrs. Iselin, Opdyke and Horner have agreements that provide for base salaries of $245,040, $190,008 and $173,750, respectively. Their agreements allow for salary adjustment, except that a downward adjustment may not occur during the current term of each agreement. The term of each of their current employment agreements ends on December 31, 1998, but each may be extended by mutual agreement.

    Each of these named executive officers is eligible to receive an annual incentive bonus, subject to Earthgrains attaining certain performance goals. They are also eligible to participate in Earthgrains' 401(k) and 401(k) restoration plans, receive stock options, stock grants and miscellaneous benefits and perquisites pursuant to programs established by the Compensation and Human Resources Committee of the Board of Directors.

    All of the employment agreements discussed above provide that an executive officer may be terminated at any time without "cause," but if such termination occurs prior to the end of the term of the employment agreement, the executive officer is entitled to receive his base salary through the end of the term. Notwithstanding these provisions, Earthgrains is entitled to terminate an executive officer's employment agreement immediately and without notice if the executive officer engages in certain specified conduct, including the refusal without cause to perform his assigned duties, the open criticism of Earthgrains in the media and the participation in any conduct that the Board of Directors determines to be inimical or contrary to the best interests of Earthgrains ("Termination for Cause"). Upon Termination for Cause,
Earthgrains is obligated only to pay the executive officer's base salary prorated to the date of the termination event. The employment agreements exclude participation in any severance pay plan established by Earthgrains in the event of termination for any reason.

    Any dispute or controversy arising under these employment agreements is to be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association and the applicable arbitration provisions of the laws of the State of Missouri.

    Mr. Argente entered into an employment agreement with Earthgrains that was executed in Barcelona, Spain. As such, Mr. Argente's agreement is in a different form than those of the other named executive officers and is governed by Spanish law. Pursuant to the agreement, Mr. Argente is the Chief Executive Officer of Bimbo, S.A. and holds the position of Executive Vice President--Bimbo with Earthgrains. He receives a minimum gross annual salary of 30,000,000 pesetas, paid in fifteen installments, one each month, with additional installments in May, July and December. Mr. Argente is also eligible to receive stock options and grants in accordance with Earthgrains' program for making such awards, and an annual bonus based on terms and conditions as mutually determined from time to time. He also receives travel expense reimbursement and, like the other named executive officers, receives certain miscellaneous benefits and perquisites pursuant to programs established by Earthgrains' Compensation and Human Resources Committee. Mr. Argente's current employment agreement ends on December 31, 1998, but is subject to three year renewal terms.

    A violation of confidentiality, a trade secrecy provision or a breach of trust are "fair grounds" for termination of Mr. Argente, and Earthgrains may claim relevant compensation for damages. Earthgrains may also terminate Mr. Argente in the event he seriously breaches the agreement. Either party may also voluntarily terminate the agreement at any time by giving the other party requisite notice. If such termination is declared to have been for fair grounds, Mr. Argente is not entitled to severance. If the termination is deemed unfair or Earthgrains voluntarily terminates the agreement, the amount of severance Mr. Argente receives varies with the timing of the termination and its reason. Should Earthgrains decide not to renew Mr. Argente's agreement, he is entitled to receive a payment in the amount of some multiple of his salary, depending upon the circumstances.

                        INDEPENDENT PUBLIC ACCOUNTANTS

    The independent public accountants for Earthgrains for the fiscal year ended March 31, 1998 was the independent certified public accounting firm of Price Waterhouse LLP, which firm was selected by the Audit and Finance Committee and Board of Directors of Earthgrains. A representative of Price Waterhouse LLP is expected to attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Earthgrains' executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Earthgrains' Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to Earthgrains.

    Based solely on a review of the copies of reports furnished to Earthgrains and written representations that no other reports were required, Earthgrains believes that all filing requirements applicable to executive officers and directors have been complied with during the preceding fiscal year, except that Peter F. Benoist and Maxine K. Clark each inadvertently reported late one purchase of Common Stock. In addition, due to a rounding error, Larry G. Bergner inadvertently underreported ownership of fractional shares.

                                OTHER BUSINESS

    Management of Earthgrains does not intend to bring any other matters before the Meeting and, at the date of this Proxy Statement, management is not informed of any matters that others may bring before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the proxy form submitted herewith will vote such proxy form in accordance with their best judgment on such matters, determined in the manner provided therein.

SHAREHOLDER PROPOSALS

    To be included in Earthgrains' proxy materials for its 1999 Meeting, a shareholder proposal must be received by Earthgrains in writing no later than February 15, 1999. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Earthgrains' fiscal year 1999 proxy materials.

    Under Earthgrains' By-Laws, in order for a shareholder proposal to be acted upon at the 1999 Meeting, whether included in Earthgrains' proxy materials or not, the submitting shareholder(s) must provide notice to Earthgrains. The notice must be in writing and received by the Corporate Secretary of Earthgrains between April 19, 1999 and May 18, 1999, which is not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year's Meeting. The written notice must satisfy certain specific requirements in the By-Laws. A copy of the applicable provisions of the By-Laws will be sent to any shareholder upon written request to the Corporate Secretary. In addition, the proponent must attend the Meeting in person, or have his or her proxy attend the Meeting in person to introduce the proposal for action.

FORM 10-K

    Pursuant to rules of the Securities and Exchange Commission, Earthgrains will provide to each person receiving a Proxy Statement, upon a written request of such person, without charge, a copy of Earthgrains' Annual Report on Form 10-K including the financial statements and schedules thereto, for its most recent fiscal year required to be filed with that Commission. Earthgrains may impose a reasonable fee for expenses in connection with providing copies of the separate exhibits to such report when such exhibits are requested.

NOTICES OR REQUESTS

    Any notice or request discussed above should be directed to Joseph M. Noelker, Corporate Secretary, The Earthgrains Company, 8400 Maryland Avenue, St. Louis, Missouri 63105.

         PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY FORM
          IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF
         MAILED IN THE UNITED STATES. YOUR COOPERATION IS APPRECIATED.

St. Louis, Missouri
June 15, 1998

                                EARTHGRAINS [LOGO]


                            THE EARTHGRAINS COMPANY

                        Annual Meeting of Shareholders

                 Friday, July 17, 1998, 10:00 A.M. (local time)

         in Edison Theatre, Washington University's Mallinckrodt Center

                              off Forsyth Boulevard

                            Saint Louis, Missouri 63130


                            DIRECTIONS TO EDISON THEATRE:

FROM I-70 EASTBOUND:

    Take 170 South to 64-40 East. Exit to the right at McCausland, and turn left on to McCausland, which becomes Skinker Blvd. Turn left on Forsyth Blvd. and follow Forsyth Blvd. to Hadley Way (which will be on your right). Turn right on Hadley Way.

FROM I-70 WESTBOUND:

    Take U.S. 40 exit (farthest left lane) as you cross the Poplar Street Bridge (over Mississippi River) and continue on U.S. 40 to the Clayton Rd./ Skinker Blvd. exit. Turn right on Skinker Blvd. and follow to Forsyth Blvd. Turn left on Forsyth Blvd., and continue to Hadley Way (which will be on your right). Turn right on Hadley Way.

FROM I-55 NORTHBOUND:

    Take U.S. 44 exit (44 West). Take 44 West to Hampton north (right on Hampton) and Hampton north to U.S. 40 West. Take U.S. 40 West to the Clayton Rd./Skinker Blvd. exit then follow the italics directions above.

FROM U.S. 44 EASTBOUND:

    Take 44 East to Hampton exit. Turn north (left) on Hampton and follow to U.S. 40 West. Take U.S. 40 West to the Clayton Rd./Skinker Blvd. exit and then follow italics directions above.


                            PARKING INFORMATION:

    Limited parking is available in a pay-to-park lot west of Edison Theatre on Hadley Way. Parking in the lot costs $3.00. Additional parking is available at two-hour meters in front of Edison Theatre and on some of the streets surrounding Washington University. Please avoid parking in any spaces where signs indicate a parking permit is required. Parking in such spaces without a permit could result in your car being ticketed.

                                  PROXY FORM
                            The Earthgrains Company

                        Annual Meeting of Shareholders
                Friday, July 17, 1998, 10:00 A.M. (local time)
      in Edison Theatre, at Washington University's Mallinckrodt Center
                             off Forsyth Boulevard
                          Saint Louis, Missouri 63130


The person(s) signing this proxy form hereby appoints Barry H. Beracha and Joseph M. Noelker as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the person(s) signing this proxy form would be entitled to vote upon the matters set forth in the Notice of Meeting or which may properly come before the Annual Meeting of Shareholders of The Earthgrains Company to be held in Edison Theatre at Washington University's Mallinckrodt Center, off Forsyth Boulevard, St. Louis, Missouri, on July 17, 1998, at 10:00 A.M. local time and at any adjournments thereof.


           (Be sure to sign and date the reverse side of this form)


-------------------------------------------------------------------------------
                          * FOLD AND DETACH HERE *

                               ADMISSION TICKET
                            The Earthgrains Company

                        Annual Meeting of Shareholders
                Friday, July 17, 1998, 10:00 A.M. (local time)
      in Edison Theatre, at Washington University's Mallinckrodt Center
                           off Forsyth Boulevard
                        Saint Louis, Missouri 63130

                                                     Please present this ticket
                                                                for admittance.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR
NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM OR VOTE BY TELEPHONE.


===============================================================================
    If you plan to attend the Meeting, please mark the appropriate box on the proxy form above and mail to the tabulator in the enclosed business reply envelope, or you may vote by telephone. Present this ticket to The Earthgrains Company representative at the entrance to the Meeting.
===============================================================================

ChaseMellon Shareholder Services is the transfer agent for The Earthgrains Company. Telephone inquiries regarding your shares of Earthgrains' stock should be made to ChaseMellon Shareholder Services' Automated Toll-Free Telephone Response Center at 1-888-213-0971.

The Board of Directors recommends    THE EARTHGRAINS COMPANY   Please mark
a vote FOR Items 1 and 2                    PROXY FORM         your vote as
                                                               indicated in  /X/
                                                               this example


--------------------------------------------------------------------------------
1. Election of Directors

   FOR all nominees          WITHHOLD        (Instruction: To withhold authority
  listed to the right       AUTHORITY        to vote for any individual nominee,
  (except as marked        to vote for       strike a line through the nominee's
   to the contrary)        all nominees      name.)
                        listed to the right  J. Joe Adorjan     Jerry E. Ritter

        /   /                  /  /

-------------------------------------------------------------------------------

2. Approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock:

         FOR         AGAINST        ABSTAIN

        /  /          /  /           /  /

-------------------------------------------------------------------------------

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


-------------------------------------------------------------------------------

Check here if you plan to attend
             the Annual Meeting.    /  /

-------------------------------------------------------------------------------

--------------------------------------------------------------------
    *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE
                      INSTRUCTIONS BELOW ***
--------------------------------------------------------------------


                                        This proxy is solicited on behalf of
                                        the Board of Directors. When properly
                                        executed, it will be voted FOR Items
                                        #1 and #2, unless contrary instructions
                                        are indicated.

                                        Dated:___________________________, 1998

                                        _______________________________________

                                        _______________________________________
                                              SIGNATURE OF SHAREHOLDER(S)

                                        (Sign exactly as your name or names
                                        appear at the left; in the case of
                                        shares held by joint owners, all joint
                                        owners should sign; fiduciaries should
                                        indicate title and authority.)

                                          PLEASE MARK, SIGN, DATE AND RETURN
                                          PROMPTLY IN THE ENCLOSED ENVELOPE.


-------------------------------------------------------------------------------
                          * FOLD AND DETACH HERE *

                               VOTE BY TELEPHONE

                         QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy form.

 .   You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

------------------------------------------------------------------------------
OPTION #1:  To vote as the Board of Directors recommends on ALL proposals:
            Press 1.
------------------------------------------------------------------------------
            When asked, please confirm your vote by Pressing 1.

------------------------------------------------------------------------------
OPTION #2:  If you choose to vote on each proposal separately, press 0.
            You will hear these instructions:
------------------------------------------------------------------------------

  Proposal 1:  To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

               To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

  Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

              When asked, please confirm your vote by Pressing 1.

------------------------------------------------------------------------------
      PLEASE DO NOT RETURN THE ABOVE PROXY FORM IF YOU VOTED BY PHONE.
------------------------------------------------------------------------------


Call  * *  Toll Free  * *  On a Touch Tone Telephone
             1-800-840-1208 - ANYTIME
      There is NO CHARGE to you for this call.

------------------------------------------------------------------------------

                                  APPENDIX

     Page 15 of the printed proxy contains a stock performance graph. The information contained in the graph has been presented in a tabular format following the graph.